Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6251
	kim_watkins@intuit.com	diane_carlini@intuit.com

Intuit Reports 6 Percent Increase in TurboTax Online Units:
Raises Full-year Consumer Group Guidance Range

MOUNTAIN VIEW, Calif. - April 25, 2018 - Intuit Inc. (Nasdaq: INTU) today released the second and final update for its fiscal year 2018 consumer tax offerings. Season-to-date through April 21, total TurboTax Online units increased 6 percent and total TurboTax units rose 4 percent versus the comparable prior-year period.
With these tax season results, Intuit now expects full-year fiscal 2018 Consumer Group revenue growth of 12 to 13 percent, exceeding the high end of the previous guidance range of 7 to 9 percent.
“We executed well this season and are excited that we are already seeing some of our investments pay off by accelerating our top line growth,” said Michelle Clatterbuck, Intuit’s chief financial officer. “As we’ve shared, this has been a year of increased investments in key areas including artificial intelligence and machine learning capabilities, Amazon Web Services migration, streamlined software development and enhanced brand and marketing effectiveness.”

Tax Unit Results
“We delivered a strong tax season, growing the do-it-yourself software category and simultaneously gaining share,” said Dan Wernikoff, executive vice president and general manager of Intuit’s Consumer Group. “Throughout the season, we executed across our portfolio of tax preparation offerings, delivering confidence to our customers that TurboTax has a solution to meet their needs regardless of the ease or complexity of their taxes.”

Intuit Reports Total TurboTax Units Through April 21, 2018

Season-to-date TurboTax Federal Unit Data

	Season through April 21, 2018	Season through April 22, 2017	Change Year-Over-Year
TurboTax Desktop	5,030,000	5,295,000	-5%
TurboTax Online	29,814,000	28,113,000	6%
Sub-total TurboTax Units	34,844,000	33,408,000	4%
TurboTax Free File Alliance	1,169,000	1,206,000	-3%
Total TurboTax Units	36,013,000	34,614,000	4%

“TurboTax Live delivered a great new experience in its debut season, expanding the TurboTax brand to address the needs of filers seeking the complete confidence of having a tax pro by their side. We successfully implemented technology to deliver a virtual assisted tax preparation experience while operationalizing nearly 2,000 certified tax pros. With what we learned in our first year, we are confident in long-term opportunities that TurboTax Live presents to grow our dollar share of the tax preparation market,” said Wernikoff.

The company is scheduled to report third quarter fiscal 2018 results on May 22.

About Intuit
Intuit’s mission is to Power Prosperity Around the World. Our global products and platforms, including TurboTax, QuickBooks, Mint and Turbo, are designed to empower consumers, self-employed, and small businesses to improve their financial lives, finding them more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves 46 million customers worldwide, unleashing the power of many for the prosperity of one. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on Facebook.

Intuit and the Intuit logo, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

Intuit Reports Total TurboTax Units Through April 21, 2018

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit's Consumer Group and expectations regarding changes to our products and their impact on Intuit’s business.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; related publicity regarding such fraudulent activity could cause customers to lose confidence in using our software and adversely impact our results; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax

Intuit Reports Total TurboTax Units Through April 21, 2018

filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2017 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of April 25, 2018, and we do not undertake any duty to update any forward-looking statement or other information in these materials.